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                                                                   EXHIBIT 10.2

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. NEITHER THIS PROMISSORY NOTE, NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, NOR ANY INTEREST OR PARTICIPATION THEREIN, MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF UNLESS (I) REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN FULL COMPLIANCE WITH THE APPLICABLE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, (II) PURSUANT TO RULE 144 UNDER THE 1933 ACT OR (III) UNLESS ELTRAX SYSTEMS, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES, REASONABLY SATISFACTORY TO ELTRAX SYSTEMS, INC., STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER MANNER OF TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAW.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO INDEBTEDNESS OWING FROM MAKER AND CERTAIN OTHER BORROWERS TO VARIOUS LENDERS AND PNC BANK, NATIONAL ASSOCIATION, AS AGENT FOR SUCH LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY, "AGENT"), PURSUANT TO A SUBORDINATION AGREEMENT DATED JUNE 14, 2000 AMONG MAKER, HOLDER AND AGENT, AS THE SAME SHALL BE AMENDED FROM TIME TO TIME.

                          SECOND AMENDED AND RESTATED
            NON-NEGOTIABLE SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$10,000,000.00                                               August 31, 2000
                                                             Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, ELTRAX SYSTEMS, INC., a Minnesota corporation ("Maker"), promises to pay to the order of CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation (together with any permitted assignee, the "Holder"), at Holder's principal offices located at 1000 Abernathy Road, Suite 1000, Atlanta, Georgia 30328, or at such other address as Holder may from time to time designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or, if less, the unpaid aggregate principal amount of all loans made from time to time hereunder, together with interest thereon as provided herein, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Amended and Restated Non-Negotiable Subordinated Convertible Promissory Note (the "Note")


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amends and restates that certain $5,000,000.00 Non-Negotiable Subordinated
Convertible Promissory Note dated June 23, 2000 made by Maker in favor of
Holder.

         All capitalized terms used herein shall have the meanings ascribed to such terms in that certain Bridge Loan and Security Agreement by and between Maker (as Borrower thereunder) and Holder (as Lender thereunder) dated as of June 14, 2000, as amended by Amendment No.1 thereto dated as of June 23, 2000, as further amended by Amendment No. 2 thereto dated as of August 31, 2000,as the same may be further amended (as so amended, the "Loan Agreement"), except to the extent that such capitalized terms are otherwise defined or limited herein.

         The aggregate then-current Loan Amount of the Loan loaned and borrowed pursuant to the Loan Agreement shall be paid as provided in Section 2.1(d) of the Loan Agreement.

         Maker may repay all or any portion of the Loan Amount outstanding hereunder in full or in part at any time prior to the Maturity Date, without penalty or premium, in the manner set forth in the Loan Agreement.

         All amounts of principal outstanding hereunder shall bear interest at a rate equal to the Bridge Loan Interest Rate, which shall accrue and be payable in accordance with the terms of Section 2.1 of the Loan Agreement. Unpaid interest hereunder shall not bear interest. The entire principal balance hereof, and all interest accrued and unpaid thereon, shall be due and payable in full on the Maturity Date, except as otherwise set forth in Section 2.1(d) of the Loan Agreement. The provisions of Article II of the Loan Agreement are hereby incorporated herein by this reference.

         1. CONVERSION. Holder shall have the right, at Holder's option at any time prior to or after the Maturity Date, to convert the then outstanding Loan Amount in whole (but not in part) into that number of fully paid and non-assessable shares of Borrower Common Stock determined by multiplying (i)
1.15 by (ii) a fraction, the numerator of which shall be the outstanding Loan Amount on the date of conversion and the denominator of which shall be $7.563* (the "Initial Conversion Price").

                  1.1      CONVERSION PROCEDURE

                           1.1.1 Notice of Conversion. To effect the conversion of this Note into shares of Borrower Common Stock, Holder shall give written notice by hand or by overnight mail, or by mail, postage prepaid, to Maker at its address designated in Section 8 below, of the election to convert this Note pursuant to this Section 1.1. Holder shall surrender this Note contemporaneous with such notice. Such notice shall state therein the name or names (which shall be the names of the Holders) in which the certificate or certificates for shares of Borrower Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date (which shall be the date of conversion) on which Maker actually receives such notice and

-----------------------
* The Initial Conversion Price shall be the per share closing price for the Borrower Common Stock on the day immediately prior to the date that Maker and Holder publicly announce the transactions contemplated by the initial Merger Agreement.


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this Note, and the Person or Persons entitled to receive the shares of Borrower
Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Borrower Common Stock as of such date.

                           1.1.2 Delivery of Stock Certificate. As promptly as practicable after the date of conversion of this Note, but in no event later than five (5) Business Days after receipt thereof, Maker, at its expense, will issue and deliver to Holder a certificate or certificates for the number of full shares of Borrower Common Stock issuable upon such conversion.

                           1.1.3 Fractional Shares. No fractional shares of Borrower Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to Holder upon the conversion of this Note, Maker shall issue a check payable to Holder for an amount equal to the fractional share times the Initial Conversion Price.

                           1.1.4 Transfer Taxes. Maker shall pay all taxes which may be payable in respect of the issuance of any shares of Borrower Common Stock deliverable upon conversion of this Note, except that Maker shall not be required to pay any tax imposed in connection with any transfer involving the issuance of a certificate for shares of Borrower Common Stock in any name other than that of the original Holder of this Note; and in such case, Maker shall not be required to deliver any certificate representing the shares of Borrower Common Stock purchased upon conversion until such tax shall have been paid, or it has been established to Maker's satisfaction that no tax is due.

                  1.2 ADJUSTMENTS. The number of shares of Borrower Common Stock which may be received upon the conversion of this Note shall be subject to change or adjustment from time to time as follows:

                           1.2.1 Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case Maker shall (i) pay a dividend or make any other distribution with respect to the Borrower Common Stock in shares of its capital stock, (ii) subdivide its outstanding Borrower Common Stock, (iii) combine its outstanding Borrower Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Borrower Common Stock (including any such reclassification in connection with a merger (other than the transactions contemplated by the Merger Agreement), consolidation or other business combination in which Maker is the continuing corporation), then the number of shares of Borrower Common Stock issuable upon conversion of this Note (assuming it had been converted immediately prior to the record date for each such dividend or distribution or the effective date of each such subdivision or combination) shall be adjusted so that Holder shall thereafter be entitled after the completion of each such event to receive the kind and number of shares of Borrower Common Stock or other securities of Maker that Holder would have owned or have been entitled to receive after the happening of each such event had this Note been converted immediately prior to the happening of each such event or any record date with respect thereto. Each adjustment made pursuant to this
         Section 1.2.1 shall become

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         effective immediately after the effective date of the applicable event retroactive to the record date, if any, for such event.

                           1.2.2 Rights; Options; Warrants. If the Merger Agreement shall be terminated pursuant to Section 8.1 thereof, and, at the time of such termination, Holder shall be entitled to receive a termination fee under Section 8.5 thereof, and if Maker shall at any time thereafter issue rights, options, warrants or convertible or exchangeable securities (other than a transaction subject to Section
         1.2.1 hereof) to all holders of the Borrower Common Stock, entitling them to subscribe for or purchase Borrower Common Stock at a price per share that is lower (at the record date for such issuance) than the Initial Conversion Price, then the number of shares of Borrower Common Stock thereafter issuable upon conversion of this Note shall be determined by adding the number of shares of Borrower Common Stock theretofore issuable upon conversion of this Note to the product of
         (a) the Cheap Stock Issued (as hereinafter defined), multiplied by (b) the Ownership Ratio (as hereinafter defined). Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities. For purposes of this Section 1.2.2, the term (x) "Cheap Stock Issued" shall be the number of additional shares of Borrower Common Stock offered by Maker for subscription or purchase as described above, minus the number of shares of Borrower Common Stock that the aggregate offering price of the total number of shares of Borrower Common Stock so offered would purchase at the Initial Conversion Price; and (y) "Ownership Ratio" shall be a fraction, the numerator of which shall be the number of shares of Borrower Common Stock theretofore issuable upon conversion of this Note, and the denominator of which shall be the shares of Borrower Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities, plus the number of shares of Borrower Common Stock theretofore issuable upon the conversion of this Note. Upon the expiration or termination of such rights, options, warrants or convertible or exchangeable securities the issuance of which triggered the adjustments referred to in this Section 1.2.2 prior to any exercise thereof, the number of shares of Borrower Common Stock into which this Note shall be converted shall forthwith be readjusted to the number of shares of Borrower Common Stock that would have been issuable had such expired or terminated rights, options, warrants or convertible or exchangeable securities not been issued by Maker.

                           1.2.3 Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In case Maker shall fix a record date for the making of a distribution to all holders of shares of the Borrower Common Stock of evidences of indebtedness of Maker, assets (other than cash dividends payable out of retained earnings or securities (excluding those referred to in Sections 1.2.1 and 1.2.2 hereof) (any such evidences of indebtedness, assets, or securities being referred to in this Section 1.2.3 as the "assets or securities"), then in each case Holder, upon the conversion of this Note, shall be entitled to receive in addition to the shares of Borrower Common Stock issuable upon conversion of this Note, (a) the assets or securities to which Holder would have been entitled as a holder of


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         Borrower Common Stock if Holder had converted this Note immediately prior to the record date for such distribution, and (b) any interest or distributions on the assets or securities distributed from the distribution date to the date of exercise. At the time of any such distribution, Maker shall either (x) deposit the assets or securities payable to Holder pursuant hereto in trust for Holder with an eligible institution (as hereinafter defined) with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for Holder, or (y) distribute to Holder the assets or securities to which it would be entitled upon exercise and, upon any such distribution pursuant to this clause (y), the provisions of this Section 1.2.3 shall no longer apply to such event. Such election shall be made by Maker by giving written notice thereof to Holder. For purposes of this Section 1.2.3, the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal or state authority.

                           1.2.4 Reclassification, Reorganization,
         Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Borrower Common Stock of Maker (other than a subdivision or combination of the outstanding Common Stock, a change in the par value of the Common Stock or a transaction subject to Sections 1.2.1, 1.2.2 or 1.2.3 hereof) or in the event of any consolidation or merger of Maker with or into another corporation (other than the transactions contemplated by the Merger Agreement, a merger in which Maker is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Borrower Common Stock of the class issuable upon conversion of this Note or a transaction subject to Sections 1.2.1, 1.2.2 or 1.2.3 hereof) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of Maker as an entirety or substantially as an entirety, in each case as a result of which the holders of Borrower Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Borrower Common Stock, then Maker shall, as a condition precedent to such transaction, cause effective provisions to be made so that such other corporation shall assume all of the obligations of Maker hereunder, and Holder shall have the right thereafter, by converting this Note, to receive the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Borrower Common Stock that might have been received upon conversion of this Note immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this Section 1.2.4 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Borrower Common Stock and to successive changes, consolidations, mergers, sales, leases, transfers or conveyances of the nature and type described in the first sentence hereof. In the event that in connection


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         with any such capital reorganization, reclassification, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Borrower Common Stock shall be issued in exchange, conversion, substitution or payment, as a whole or in part, for, or of, a security of Maker other than Borrower Common Stock, any such issue shall be treated as an issue of Borrower Common Stock covered by the provisions of Section 1.2.1 hereof.

                           1.2.5 De Minimis Adjustments. Except as provided in
         Section 1.2.6 hereof with reference to adjustments required by such
         Section 1.2.6, no adjustment in the number of shares of Borrower Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Borrower Common Stock issuable upon the conversion of this Note; provided, however, that any adjustments which by reason of this Section 1.2.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                           1.2.6 Adjustments. In case Maker after the date hereof shall take any action affecting the shares of Borrower Common Stock into which this Note may be converted, other than any action described in Sections 1.2.1, 1.2.2, 1.2.3 or 1.2.4 hereof, which Maker's Board of Directors, acting in the good faith exercise of its reasonable judgment, determines would have a material adverse effect on the rights of Holder, then the conversion price, the number of shares of Borrower Common Stock into which this Note may be converted and/or the character of the securities receivable upon conversion of this Note may be adjusted in such manner, if any, and at such time, by action of the directors, acting in the good faith exercise of their reasonable judgment, subject to obtaining all necessary approvals to such adjustment, including, without limitation, any necessary approvals of any stock exchange or over-the-counter market on which securities of Maker are then listed or quoted.

                           1.2.7 Notice of Adjustment. Whenever the number of shares of Borrower Common Stock or other stock or property issuable upon the conversion of this Note is adjusted, as herein provided, Maker shall promptly notify Holder of such adjustment or adjustments.

                  1.3 CONVERSION SHARES SUBJECT TO REGISTRATION RIGHTS. Maker and Holder agree that the shares of Borrower Common Stock and other securities (as the case may be) receivable upon the conversion of this Note shall be "Registrable Stock" as defined in that certain Second Amended and Restated Registration Rights Agreement between the Company and the Holder dated as of August 31, 2000 and shall be subject to the terms and conditions thereof.

         2. NOTICES OF RECORD DATE, ETC. In the event of (a) any taking by Maker of a record of the holders of any class of securities of Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; (b) any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker or


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any transfer of all or substantially all of the assets of Maker to any other person or any consolidation or any merger involving Maker (other than the transactions contemplated by the Merger Agreement); or (c) any voluntary or involuntary dissolution, liquidation or winding-up of Maker, Maker will, but only to the extent that such information is disclosed to Maker's shareholders, and then contemporaneous therewith, mail to Holder a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (y) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

         3. SHARES RESERVED FOR ISSUANCE. Maker shall at all times reserve and keep available out of its authorized but unissued shares of Borrower Common Stock solely for the purpose of effecting the conversion of this Note such number of shares of Borrower Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Borrower Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, Maker will use its best efforts to take such corporate actions as may be necessary to increase its authorized but unissued shares of Borrower Common Stock to such number of shares as shall be sufficient for such purposes.

         4. EVENTS OF DEFAULT. If an Event of Default occurs and is continuing, then, at Holder's option, Holder may (subject to the terms of the Subordination Agreement) declare the entire principal amount outstanding hereunder, together with all accrued and unpaid interest thereon, immediately due and payable and pursue such remedies as are provided in the Loan Agreement. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        5. SUBORDINATION. Maker and Holder each acknowledges and agrees that the payment of the principal and interest (including, without limitation, post-petition interest, whether or not a claim for such post-petition interest is allowed in the related bankruptcy proceeding) hereunder and any and all other obligations and liabilities now or at any time or times hereafter owing by Maker or any subsidiary of Maker to Holder or any other person under or in respect of, and all of Holder's rights under or in respect of, this Note and any amendments, modifications, extensions, renewals, refinancings and replacements hereof (including, without limitation, obligations and liabilities in respect of expenses, costs, indemnities, conversions, redemptions and special contingent payments), together with any and all guaranties, collateral and other security, if any, for the payment thereof, are subordinated in all respects pursuant to, and are subject to, the terms of the Subordination Agreement.

         6. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified, but only upon the written consent of Maker and Holder.

         7. TRANSFERS PROHIBITED WITHOUT CONSENT. Except for Permitted Transfers (as defined below), this Note shall not be transferable, negotiable or assignable otherwise than by the


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operation of law without the prior written consent of Maker, and any purported transfer, negotiation or assignment of this Note without the prior written consent of Maker shall be void and of no force or effect. The term "Permitted Transfers" shall mean transfers between Holder and its Subsidiaries.

         8. NOTICES. All notices, requests and other communications required or permitted under this Agreement (collectively, "notices") shall be in writing and sent or delivered in one of the manners expressly contemplated in this Section 8. If mailed, notices must be sent by prepaid first-class mail, certified, return receipt requested, and shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by a nationally recognized overnight courier, in which event the notice shall be deemed delivered the first Business Day after it is accepted by the courier for next day delivery. All such notices shall be given to the parties hereto at the following addresses:


                    (a)  If to Maker:

                    Eltrax Systems, Inc.
                    400 Galleria Parkway, Suite 300
                    Atlanta, Georgia 30339
                    Attention:  Chief Executive Officer
                    Telecopier No.:  (678) 589-3570

                    with a required copy to:

                    Jaffe, Raitt, Heuer & Weiss, Professional Corporation One Woodward Avenue
                    Suite 2400
                    Detroit, Michigan  48226
                    Attention:  William E. Sider, Esq.
                    Telecopier No.:  (313) 961-8358

                    (b)  If to Holder:

                    Cereus Technology Partners, Inc.
                    1000 Abernathy Road
                    Suite 1000
                    Atlanta, Georgia 30328
                    Attention:  Chief Executive Officer
                    Telecopier No.:  (770) 668-9095


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                    with a required copy to:

                    Rogers & Hardin LLP
                    229 Peachtree Street, N.E.
                    2700 International Tower
                    Atlanta, Georgia  30303
                    Attn:  Steven E. Fox, Esq.
                    Telecopier No.:  (404) 525-2224

         Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

         9. NO SHAREHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or, except as set forth in Section 2 hereof, to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of Maker or any other matters or any rights whatsoever as a shareholder of Maker; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the shares of Borrower Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted as provided herein.

         10. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

         11. WAIVER. No waiver by Holder of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Holder in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Holder and Maker or any other person shall be deemed a waiver by Holder of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. Maker waives demand, presentment, protest, notice of protest and notice of dishonor.

         12. ATTORNEYS' FEES. If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all expenses incurred reasonably by the Holder of this Note, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         13. SEVERABILITY. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         14. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.


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


         15. GOVERNING LAW. This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws. This Note may not be changed orally, but only by an instrument in writing executed by Maker and Holder.

                             [Signatures Next Page]



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         IN WITNESS WHEREOF, the undersigned have caused this Second Amended and Restated Non-Negotiable Subordinated Convertible Promissory Note to be executed and delivered by their respective duly authorized officers as of August 31, 2000.

                                        ELTRAX SYSTEMS, INC.



                                        By:      /s/ William P. O'Reilly
                                           -------------------------------------
                                           Its: Chairman of the Board
                                                --------------------------------



                                        CEREUS TECHNOLOGY PARTNERS, INC.


                                        By:      /s/ Steven A. Odom
                                           -------------------------------------
                                           Its: Chief Executive Officer
                                                --------------------------------




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